Exhibit 99.1

Source:  CombiMatrix Corporation

Mark McGowan Joins CombiMatrix Board of Directors

MUKILTEO, Wash., Jan. 25, 2010 (GLOBENEWSWIRE) — CombiMatrix Corporation (Nasdaq:CBMX) today announced the appointment of Mark McGowan to the company’s Board of Directors.  Mr. McGowan’s appointment became effective January 21, 2010.

Mark P. McGowan is the managing member of SAF Capital Management LLC, a value-oriented investment firm which he founded in November, 2006.  Prior to forming SAF Capital Management LLC, Mr. McGowan was Co-founder and Managing Partner of MPG Capital Management LLC, an equity market research firm which derived and licensed statistically validated algorithmic trading models and investment strategies for wealthy individuals and institutional investors.  Mr. McGowan previously worked within the Consumer and Market Knowledge function of Procter & Gamble, where he was instrumental in shaping marketing strategies for multiple brands, as well as leading Market Mix Modeling and the development of macroeconomic forecasting capabilities within Procter & Gamble’s Homecare division. Mr. McGowan performed two cooperative assignments with Johnson & Johnson; working within global operations for Johnson & Johnson subsidiary Ethicon Endo Surgery and in domestic operations for Johnson & Johnson’s Consumer Products headquarters. Mr. McGowan received his Bachelor of Science in Microbiology with a focus in Genomics and Molecular Genetics from Michigan State University.

“We are pleased to have Mark join our Board, at a time when CombiMatrix can benefit from his background in marketing, strategy, and analytics at firms like P&G and Johnson & Johnson,” stated Dr. Amit Kumar, President and CEO of CombiMatrix.  “Mark brings a fresh perspective to the company with his finance expertise as well as his operational experience at some of the most respected companies in the world.”

“The advancement and adoption of genetic sciences will play an increasingly significant role in the future diagnosis, prognosis and treatment of cancer and other diseases,” stated Mr. McGowan. “The comparative advantages of CombiMatrix’s molecular diagnostics technology provide an opportunity for the company to become a vanguard within the field of personalized medicine. I look forward to working in conjunction with CombiMatrix leadership as we seek to commercialize these socially important assets while maximizing intrinsic value on a per share basis for company stakeholders.”

ABOUT COMBIMATRIX CORPORATION

CombiMatrix Corporation is a diversified biotechnology business that develops proprietary technologies, including products and services in the areas of drug development, genetic analysis, molecular diagnostics, nanotechnology and defense and homeland security markets, as well as in other potential markets where our products and services could be utilized.  The technologies we have developed include a platform technology to rapidly produce user-defined, in-situ synthesized, oligonucleotide arrays for use in identifying and determining the roles of genes, gene mutations and proteins.  This technology has a wide range of potential applications in the areas of genomics, proteomics, biosensors, drug discovery, drug development, diagnostics, combinatorial chemistry, material sciences and nanotechnology.  Other technologies include proprietary molecular synthesis and screening methods for the discovery of potential new drugs.  Combimatrix Molecular Diagnostics, Inc. (“CMDX”), our wholly owned subsidiary located in Irvine, California, has developed capabilities of producing arrays that utilize bacterial artificial chromosomes, which also enable genetic analysis.  CMDX functions primarily as a diagnostics reference laboratory.  Leuchemix Inc. (“Leuchemix”), a minority owned subsidiary, is developing a series of compounds to address a number of oncology-related diseases.  Leuchemix’s first compound has entered initial clinical trials.

Additional information about CombiMatrix Corporation is available at www.combimatrix.com or by calling 1-800-985-CBMX (2269).  Additional information about CMDX is available at www.cmdiagnostics.com or by calling 1-800-710-0624.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Company Contact:

Amit Kumar, Ph.D.

President & CEO, CombiMatrix Corporation

Tel (425) 493-2000; Fax (425) 493-2010

Investor Relations Contact:

Jeffrey Stanlis

Partner, Hayden IR

Tel (602) 476-1821; Email jeff@haydenir.com